Exhibit 99.1

    Metals USA Reports Record Earnings for the Fourth Quarter and
                            Full Year 2004

    HOUSTON--(BUSINESS WIRE)--Feb. 22, 2005--Metals USA Inc. (Nasdaq:MUSA), a leader in the metals processing and distribution industry, today announced record results for the fourth quarter and full year ended Dec. 31, 2004. Net income for the fourth quarter of 2004 was $20.5 million, or $0.99 per diluted share, compared to $2.6 million, or $0.13 per diluted share, for the fourth quarter of 2003. Annual net income for 2004 was $104.5 million, or $5.05 per diluted share, compared to $7.5 million, or $0.37 per diluted share, in 2003.
    Net sales for the fourth quarter of 2004 were $394.4 million, compared to $249.5 million reported for the same quarter in 2003. Operating income for the fourth quarter of 2004 was $32.9 million, compared to operating income of $4.0 million reported in the fourth quarter of 2003.
    Sales for the year ended Dec. 31, 2004 surpassed $1.5 billion, compared to sales of $963.2 million reported for 2003. Operating income for the 2004 full year was $173.7 million, compared to $16.4 million for 2003.
    C. Lourenco Goncalves, president and CEO stated, "In many ways, 2004 has been a unique year for the metals business. Metal prices increased to all time highs during 2004, as tight supply concerns were the dominant issue." Mr. Goncalves continued, "The U.S. economy is healthy, and we expect the current level of metal consumption to continue. As far as pricing is concerned, recent announcements of increases in raw material prices for integrated mills in Asia and in Europe have the potential to push worldwide steel prices upward. However, it is difficult to say at this time just when and how much further domestic prices will be affected." Mr. Goncalves also stated, "Regardless of what ultimately happens to metal prices, we believe in the strength of our business, and are prepared to deliver good results."
    Metals USA has scheduled a conference call for Tuesday, Feb. 22, 2005 at 11:00 a.m. Eastern Standard Time. A replay of the call will be available approximately two hours after the live broadcast ends and will be available through March 31, 2005. To access the replay, dial 888-203-1112 in the U.S. and 719-457-0820 for international service and enter the pass code 5925847.
    Investors, analysts and the general public are invited to listen to the conference call over the Internet by visiting the company's Web site at www.metalsusa.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available at the Company's Web site shortly after the call.
    Metals USA Inc. is a leading metals processor and distributor in North America. Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. For more information, visit the company's Web site at www.metalsusa.com.
    The information contained in this release is limited and the Company encourages interested parties to read the Company's Form 10-K and 10-Qs which are on file with the Securities and Exchange Commission for more complete information. Additionally, copies of the Company's filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company's Web site at www.metalsusa.com.

    This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company's periodic filings with the Securities and Exchange Commission.


                            Metals USA Inc.
                 Consolidated Statements of Operations
                (In millions, except per share amounts)

                        Three Months Ended -
                            (Unaudited)               Years Ended
                    -----------------------------  ------------------
                         Dec. 31,       Sept. 30,       Dec. 31,
                    ------------------- ---------  ------------------

                      2004      2003      2004       2004      2003
                    ---------- -------- ---------  ---------- -------


Revenues:
  Net sales            $394.4   $249.5    $412.6    $1,509.8  $963.2
  Cost of sales         295.4    189.6     295.1     1,080.1   731.6
                    ---------- -------- ---------  ---------- -------
     Gross profit        99.0     59.9     117.5       429.7   231.6
Operating cost and
 expenses:
  Operating and
   delivery              34.7     33.9      36.6       144.4   127.7
  Selling, general
   and
   administrative        30.6     21.8      27.8       109.6    87.0
  Depreciation and
   amortization           0.8      0.2       0.5         2.0     0.5
                    ---------- -------- ---------  ---------- -------
     Operating
      income             32.9      4.0      52.6       173.7    16.4
Other (income)
 expense:
  Interest expense        2.6      1.3       2.1         8.4     5.7
  Other (income)
   expense, net          (0.9)    (1.8)     (1.2)       (2.5)   (2.0)
                    ---------- -------- ---------  ---------- -------
Income before
 income taxes and
 discontinued
 operations              31.2      4.5      51.7       167.8    12.7
  Provision for
   income taxes          10.7      1.9      19.9        63.3     5.1
                    ---------- -------- ---------  ---------- -------
Income before
 discontinued
 operations              20.5      2.6      31.8       104.5     7.6
  Discontinued
   operations, net
   of taxes                 -        -         -           -    (0.1)
                    ---------- -------- ---------  ---------- -------
Net income              $20.5     $2.6     $31.8      $104.5    $7.5
                    ========== ======== =========  ========== =======

Net income (loss)
 per share - basic:
  Continuing
   operations           $1.01    $0.13     $1.57       $5.17   $0.38
  Discontinued
   operations               -        -         -           -   (0.01)
                    ---------- -------- ---------  ---------- -------
      Total             $1.01    $0.13     $1.57       $5.17   $0.37
                    ========== ======== =========  ========== =======

Net income (loss)
 per share -
 diluted:
  Continuing
   operations           $0.99    $0.13     $1.53       $5.05   $0.37
  Discontinued
   operations               -        -         -           -       -
                    ---------- -------- ---------  ---------- -------
      Total             $0.99    $0.13     $1.53       $5.05   $0.37
                    ========== ======== =========  ========== =======

Number of common
 shares used in the
 per share
 calculations:
    Basic                20.2     20.2      20.2        20.2    20.2
                    ========== ======== =========  ========== =======
    Diluted              20.8     20.5      20.8        20.7    20.3
                    ========== ======== =========  ========== =======


                            Metals USA Inc.
                 Consolidated Condensed Balance Sheets
                             (In millions)

                                      Dec. 31,   Sept. 30,  Dec. 31,
                                        2004      2004 (1)    2003
                                      --------- ----------- ---------

               Assets

Current assets:
  Cash                                   $12.6       $12.9     $11.4
  Accounts receivable, net of
   allowance of $7.7, $9.3, and $6.9
   respectively                          173.5       199.7     125.0
  Inventories                            462.9       377.5     240.0
  Prepaid expenses and other              19.0         6.6       8.4
                                      --------- ----------- ---------
     Total current assets                668.0       596.7     384.8
Property and equipment, net               36.1        33.1      17.6
Other assets, net                          5.9         3.9       4.8
                                      --------- ----------- ---------
             Total assets               $710.0      $633.7    $407.2
                                      ========= =========== =========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                       $64.0       $75.3     $48.9
  Accrued liabilities                     35.0        51.5      32.0
  Current portion of long-term debt        4.0         3.7       0.5
                                      --------- ----------- ---------
     Total current liabilities           103.0       130.5      81.4
Long-term debt, less current portion     266.6       207.6     118.2
Other long-term liabilities               12.2         7.2       7.0
                                      --------- ----------- ---------
             Total liabilities           381.8       345.3     206.6
                                      --------- ----------- ---------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $0.1 par value,
   5,000,000 shares authorized; none
   issued                                    -           -         -
  Common stock, $.01 par value,
   200,000,000 shares authorized;
      20,260,013 shares issued and
       outstanding at Dec. 31, 2004
       and
      20,195,845 shares issued and
       outstanding at Sept. 30, 2004
       and
      20,154,710 shares issued and
       outstanding at Dec. 31, 2003        0.2         0.2       0.2
Additional paid-in capital               219.5       200.0     196.2
Deferred compensation                     (0.2)          -         -
Retained earnings                        108.7        88.2       4.2
                                      --------- ----------- ---------
        Total stockholders' equity       328.2       288.4     200.6
                                      --------- ----------- ---------
              Total liabilities and
               stockholders' equity     $710.0      $633.7    $407.2
                                      ========= =========== =========

(1) Sept. 30, 2004 information is unaudited.


                            Metals USA Inc.
            Consolidated Condensed Statements of Cash Flows
                             (In millions)

                                                      Years Ended
                                                        Dec. 31,
                                                   -------------------
                                                      2004     2003
                                                   --------- ---------
Cash flows from operating activities:
  Net income                                         $104.5      $7.5
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Net income from discontinued operations               -       0.1
    Gain on sale of property and equipment             (0.5)     (0.3)
    Provision for bad debts                             4.0       2.7
    Depreciation and amortization                       2.0       0.5
    Deferred income taxes                              (8.7)        -
    Adjustment to Predecessor Company tax
     attribute valuation allowance                     21.2       4.1
    Changes in operating assets and liabilities:
       Accounts receivable                            (52.5)    (14.7)
       Inventories                                   (222.9)    (13.5)
       Prepaid expenses and other                       1.5      18.7
       Accounts payable and accrued liabilities        23.3      26.2
       Income taxes payable                               -       1.0
       Other operating                                 (0.5)     (5.5)
                                                   --------- ---------
         Net cash provided by (used in) continuing
          operating activities                       (128.6)     26.8
  Net cash provided by discontinued operating
   activities                                             -       0.1
                                                   --------- ---------
         Net cash provided by (used in) operations   (128.6)     26.9
                                                   --------- ---------

Cash flows from investing activities:
       Sale of assets                                   1.4       5.7
       Purchase of assets                             (17.4)    (17.5)
                                                   --------- ---------
          Net cash provided by (used in) investing
           activities                                 (16.0)    (11.8)
                                                   --------- ---------

Cash flows from financing activities:
       Net borrowings (repayments) on credit
        facilities                                    147.8      (7.4)
       Repayments of long-term debt                    (0.6)     (2.6)
       Deferred financing costs and other              (1.8)        -
       Issuance of common stock                         0.4         -
                                                   --------- ---------
          Net cash provided by (used in) financing
           activities                                 145.8     (10.0)
                                                   --------- ---------

Net increase in cash                                    1.2       5.1
     Cash, beginning of period                         11.4       6.3
                                                   --------- ---------
Cash, end of period                                   $12.6     $11.4
                                                   ========= =========


                            Metals USA Inc.
             Supplemental Segment and Non GAAP Information
         (In millions, except per share amounts and shipments)

                            Three Months Ended -
                                (Unaudited)             Years Ended
                         -------------------------- ------------------
                             Dec. 31,     Sept. 30,      Dec. 31,
                         ---------------- --------- ------------------
                          2004     2003     2004      2004      2003
                         -------  -------  -------  ---------  -------
Segment:

Flat Rolled:
  Net sales              $190.8   $119.4   $201.1     $723.2   $463.6
  Operating Income        $17.0     $2.5    $27.1      $81.8     $7.7
  Depreciation and
   amortization            $0.1     $0.1     $0.1       $0.3     $0.1

  EBITDA (1)              $17.1     $2.6    $27.2      $82.1     $7.8
  Shipments (2)             171      172      190        773      658

Plates and Shapes:
  Net sales              $161.0    $94.9   $166.6     $621.0   $354.1
  Operating Income        $23.0     $3.7    $28.7     $103.2    $11.6
  Depreciation and
   amortization            $0.3       $-     $0.2       $0.9     $0.2

  EBITDA (1)              $23.3     $3.7    $28.9     $104.1    $11.8
  Shipments (2)             169      171      183        751      663

Building Products:
  Net sales               $47.0    $39.5    $49.8     $183.0   $165.2
  Operating Income        $(0.8)    $2.5     $1.4       $7.9    $12.4
  Depreciation and
   amortization            $0.2     $0.1     $0.1       $0.4     $0.2

  EBITDA (1)              $(0.6)    $2.6     $1.5       $8.3    $12.6
  Shipments (2)               -        -        -          -        -

Corporate and other
  Net sales (3)           $(4.4)   $(4.3)   $(4.9)    $(17.4)  $(19.7)
  Operating Income        $(6.3)   $(4.7)   $(4.6)    $(19.2)  $(15.3)
  Depreciation and
   amortization            $0.2       $-     $0.1       $0.4       $-

  EBITDA (1)              $(6.1)   $(4.7)   $(4.5)    $(18.8)  $(15.3)
  Shipments (2)(3)           (5)      (6)      (6)       (22)     (33)

Consolidated
  Net sales              $394.4   $249.5   $412.6   $1,509.8   $963.2
  Operating Income        $32.9     $4.0    $52.6     $173.7    $16.4
  Depreciation and
   amortization            $0.8     $0.2     $0.5       $2.0     $0.5

  EBITDA (1)              $33.7     $4.2    $53.1     $175.7    $16.9
  Shipments (2)             335      337      367      1,502    1,288

(1) EBITDA is the summation of Operating Income and Depreciation and Amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.

(2) Unaudited and is expressed in thousands of tons.

(3) Negative net sales and shipment information represent the elimination of intercompany transactions.

    CONTACT: Metals USA Inc., Houston
             Terry Freeman, 713-965-0990